Exhibit 99.1

1 September 2007 Credit Suisse:  Under Followed Opportunities ConferencePositioned to Capitalize on Growth in 3G Market

2 This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii) our future growth potential in cash flow; (iii) our projected third quarter 2007 recurring revenues; (iv) future global mobile device sales and market opportunities; (v) growth in our 3G patent licensing program; (vi) our schedule for the delivery of engineering samples of our dual mode 2G/3G HSDPA/HSUPA modem ASIC; (vii) our ability to complete our ASIC as a commercial offering by the end of 2007; (viii) the competitive advantages of our ASIC and PC card reference platform; and, (ix) our ability to enter into IP agreements associated with our ASIC offering. Such statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies and changes in technology preferences of strategic partners or consumers; (ii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iii) our ability to leverage or enter into new customer agreements or strategic relationships; (iv) our ability to enter into additional patent license agreements; (v) changes in expenses related to our technology offerings and operations; (vi) potential difficulties in the production of ASIC samples; (vii) whether we have the appropriate financial assets and/or cash flows to support debt; (viii) unfavorable outcomes in patent disputes; (ix) changes in the market share and sales performance of our primary licensees, and any delay in receipt of quarterly royalty reports from our licensees; and, (x) changes or inaccuracies in market projections.

3 Shaping the Future of Digital Wireless Technologies  (Gp:) Invent Wireless Technologies (Gp:) Contribute to Standards (Gp:) License Patents (Gp:) Develop
Wireless Products (Gp:) 30+ Year Digital Cellular Technology Pioneer Thousands of patents worldwide Inventions used in every mobile device (Gp:) Key Contributor to Standards 2G, 3G, and the future – 4G and beyond Wireless LAN & Mobility/Convergence (Gp:) Provider of Complete 3G Modems Validated solutions moving to silicon Synergy with patent licensing (Gp:) Highly Successful Licensor Patents have generated over $1 billion in cash Licensing leading manufacturers

4 The Mobile Device Market Opportunity Over 1.3 Billion Mobile Devices Expected to Ship by 2012 70% to be 3G Sixty Percent of 3G Mobile Devices Expected to be HSxPA by 2012 Our Goal - Secure Cash Flow On Every 3G Mobile Device Millions of units Source: Strategy Analytics, July 2007

Innovation Drives Patent Licensing Success

- **Strong Patent Portfolio - 2G/3G Cellular and Emerging Technologies**
  - 3,000+ Patents Issued in U.S and Worldwide and growing
  - Ranked 94 among companies worldwide with patents issued from USPTO
- **Major Accomplishments for 2006**
  - LG Electronics – $285 million – new 2G/3G licensee
  - Nokia – $253 million – royalty dispute resolved
  - Samsung – $134 million arbitration award
- **Strong Results for First Half 2007**
  - Strong free cash flow *
  - Apple license agreement
  - Repurchase of $165 million of common stock
  - Expanding recurring royalties
- **Very Solid and Growing Position in 3G Market**
  - 30 - 40% of WCDMA and cdma2000® mobile devices licensed

* InterDigital defines "free cash flow" as operating cash flow less purchases of property and equipment and investments in patents.

InterDigital
© 2007 InterDigital, Inc. All rights reserved.
5

6 Solid Recurring Revenue Base * Excludes revenues for past sales$ in Millions20062005 2007$55.5 - $56.5  Million

7 Strong Free Cash Flow * Drives Shareholder Value  Solid Balance Sheet$ in Millions$ in MillionsInvesting in Business &  Returning Value to ShareholdersAs of June 30* InterDigital defines “free cash flow” as operating cash flow less purchases of property and equipment and investments in patents. * As of June 30 *

Moving IP to Silicon Brings New Opportunities

2005 → 2006 → 2007 → 2008

IP Blocks	Full Modem Solution	ASICs
Provides Validation	**Broadens Market Opportunity**	**Can Drive Significant Value**
NXP *(formerly Philips):* 3G HSDPA ASIC design **Infineon**: WCDMA and HSDPA terminal unit protocol stack	**General Dynamics***:* 3G WCDMA modem	**InterDigital***:* 2G/3G Dual Mode baseband ASICS with HSDPA/HSUPA

InterDigital
© 2007 InterDigital, Inc. All rights reserved.
8

Mobile Device Market Opportunity



Projected Annual Mobile Device Shipments (M units)
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Emerging data-centric segment exceed 400M units in 2012
Data-Centric Devices
Feature phones exceed 1B units and smart phones reach 250M units in 2012
Feature/Smart Phones
Basic Mobile Phones
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2G
3G / Wireless Broadband



Plays to our strengths in high-performance modem technology

Source: Strategy Analytics, July 2007

InterDigital
© 2007 InterDigital, Inc. All rights reserved.
9

Optimized solutions for distinct market segments

Enabling data-centric specialty device manufacturers with high-performance baseband chip and reference designs

IP validated in silicon

Complete Dual Mode Baseband Chip



Data-Centric Devices
Feature / Smart Phones
Basic Mobile Phones

Source: Strategy Analytics, July 2007



Reference Platforms
Baseband Chip
High Performance Modem Technology
Baseband Designs
Protocol Software

Dual Mode Modem Technology (IP)

Enabling semiconductor suppliers to compete in the feature / smart phone market with high-performance modem technology

InterDigital
© 2007 InterDigital, Inc. All rights reserved.
10

11 Future Growth Potential in Cash Flow $800 $600  $400$200$1.00$1,200 $900  $600$300$1.50$1,600  $1,200  $800$400$2.00Annual Gross Margin Potential in 2011 ($ millions)  25%50% 75% 100% Essential patent position drives market penetration  Product drives value per device Today we derive cash flow on 30 - 40% of 3G mobile devices sold Gross Margin = Royalties + Chip Sales – COGS

12 What to Look for in 2007 Body: New license agreements Add new 3G licensees  Build momentum for 2008 and beyond Product development initiative goals IP Agreements Engineering samples by end of summer Commercial offering by end of year Leveraging capital Future technology development for 4G and beyond Product development around ASICs Opportunities to create additional shareholder value

13 Appendix

14 Licensees as of September 2007